Exhibit 99.1
Aether Holdings Announces Third Quarter 2005 Results
Reports Net Loss of ($0.02) per share
Income from Continuing Operations of $0.01 per share
Baltimore, MD — November 3, 2005 (Business Wire) — Aether Holdings, Inc. (Nasdaq: AETH), the parent holding company of Aether Systems, Inc., today reported financial results for the quarter ended September 30, 2005.1 Net loss for the third quarter of 2005 was ($0.02) per share, or approximately ($835,000), compared with a net loss of ($0.09) per share, or approximately ($3.7 million) in the third quarter of 2004 and net income of $0.02 per share or approximately $778,000 in the second quarter of 2005. The Company said it recorded a one-time charge to discontinued operations during the current quarter of ($0.03) per share or approximately ($1,073,000) relating primarily to settlement of a dispute associated with the September 2004 sale of its Transportation segment.
Income from continuing operations increased to $0.01 per share or approximately $238,000 in the third quarter of 2005 compared to a loss of ($0.09) per share or approximately ($4.0 million), in the third quarter of 2004. Income from continuing operations was $0.02 per share or approximately $899,000 in the second quarter of 2005. The Company attributed the reduction in income from continuing operations in the current quarter versus the prior quarter primarily to the increase in its borrowing costs associated with leveraging its mortgage-backed securities (“MBS”) portfolio and the recognition of a loss of approximately ($159,000) associated with the sale of MBS during the quarter. The Company recognized a gain of approximately $423,000 on sales of MBS during the second quarter of 2005.
The Company said operating expenses, exclusive of management fees paid to its third-party MBS portfolio manager, were approximately $1.0 million in the third quarter as compared to approximately $1.3 million in the second quarter of 2005. This level of operating expenses is consistent with guidance previously provided by the Company.
At September 30, 2005, the Company’s MBS portfolio had a fair value of $281.2 million, compared to a fair value of $352.0 million at June 30, 2005. The reduction in fair value during the quarter is attributable to the sale of approximately $33.1 million of MBS, principal repayments of approximately $34.8 million and a mark-to-market adjustment of approximately $2.7 million. No additional MBS were purchased during the quarter. As of September 30, 2005, the Company had approximately $181.7 million in borrowings under short-term repurchase agreements, which had a weighted average maturity of 18 days

(1)	In accordance with generally accepted accounting principles (“GAAP”), the results of Aether’s Transportation and Mobile Government businesses, which were sold in September 2004, and its Enterprise Mobility Systems business, which was sold in January 2004, have been reclassified as discontinued operations for all periods, so that period-to-period comparisons are presented on a comparable basis. Aether’s continuing operations reflect the results of its mortgage-backed securities business.

and a weighted average interest rate of 3.84%, compared to 26 days and 3.31% as of June 30, 2005. The weighted average coupon on the Company’s MBS was 4.35% during the quarter ending September 30, 2005, compared to 3.93% at September 30, 2004 and 4.44 % at June 30, 2005. The Company’s debt-to-equity ratio as of September 30, 2005 was 1.5:1, compared to 2.0:1 as of June 30, 2005.
All of the Company’s MBS are guaranteed by U.S. government-chartered agencies. In addition, all of the Company’s MBS are hybrid adjustable-rate securities that have initial fixed interest rates for three or five years and thereafter generally reset on an annual basis. In Q3 2005, the weighted average annualized yield on average earning assets was 4.01%, versus 3.88% in Q3 of 2004 and 4.12 % in Q2 of 2005. For the third quarter, the Company’s weighted average cost of funds was 3.51%, which equates to an interest rate spread of .50% for the quarter, compared to 1.09% for the second quarter of 2005. The Company did not have borrowings under short-term repurchase agreements during the third quarter of 2004. The weighted average constant prepayment rate on the Company’s MBS portfolio was 32.1 during the third quarter of 2005, as compared to zero during the third quarter of 2004 and 17.0 for the second quarter of 2005.
The Company said that as a result of ongoing increases in the federal funds rate and sustained flatness in the yield curve, which have had a negative impact on the value and performance of its MBS investments, it did not acquire additional MBS during the third quarter and does not expect to acquire additional MBS in the near term. The Company also stated that as a result of continuing principal repayments on its existing MBS portfolio, the size of its portfolio will continue to decline absent additional MBS purchases. In addition, expected further increases in the federal funds rate will likely continue to increase short-term borrowing costs and thereby reduce the Company’s interest rate spreads and net interest income from its MBS investments.
The Company reiterated that it is continuing to evaluate other potential business opportunities that could enable it to more rapidly realize value from its substantial accumulated net operating and capital loss carryforwards, which totaled $776.6 million and $272.2 million, respectively at September 30, 2005. The Company said it has not yet identified a particular strategy or business to pursue, either in addition to or in lieu of its MBS investment activities.
Conference Call
Aether will host a conference call on Friday, November 4, 2005 at 8:30 a.m., Eastern Time. Interested parties may access the call at www.aetherholdings.com or by telephone at (800) 500-0177 / (719) 457-2679. Please ask for confirmation code 2784295. Replay of this call will be available until November 24, 2005, by calling (888) 203-1112 / (719) 457-0820, access code 2784295.
About Aether Holdings, Inc.
Aether Holdings owns and manages a leveraged portfolio of mortgage-backed securities through its wholly-owned subsidiary Aether Systems, Inc.
Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding the Company’s expectations about anticipated future cash balances and expense reductions. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) in light of market conditions, the size of our MBS portfolio and the amount of leverage we incur may remain below targeted levels, which may result in lower earnings than if we had a larger, more highly leveraged portfolio; (2) our future financial results may be negatively affected by contingent or retained liabilities relating to businesses that we have sold; (3) our MBS business involves significant risks related to changes in interest rates and the complexities of managing the overall yield of a leveraged portfolio; (4) leverage that we incur to expand the size of the MBS portfolio may limit our financial flexibility and could have a substantial negative effect on our financial results if we do not successfully manage the risks of borrowing; (5) we may not be able to realize value from our accumulated tax loss carryforwards, because of a failure to generate sufficient taxable earnings, regulatory limits or both; (6) in managing the MBS portfolio, we will depend heavily on third party investment managers and financial advisors and consultants, and there is no assurance that such third parties will continue to work with us, in which event our performance could be negatively affected; (7) our financial condition could be negatively affected by post-closing indemnity claims relating to the sale of our Transportation segment, as the buyer of that business has alleged significant claims, which we are vigorously disputing; (8) as a result of continuing negative market conditions for the MBS business, we may pursue additional or different business strategies that involve new or additional risks, and there is no assurance we will be able to identify or successfully implement any such additional or different strategies; and (9) other factors discussed in our filings with the Securities and Exchange Commission. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:
Aether Holdings, Inc.
Steven Bass
(443) 394-5029

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